Exhibit 99.1

Earnings Commentary and Supplemental Information Fourth Quarter 2014 Unaudited

IRON MOUNTAIN®
Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, and the anticipated benefits of our conversion to a real estate investment trust for federal income tax purposes, including the opportunity to create value by acquiring leased space, our potential for a broadened investor base and enhanced valuations and the estimated range of our remaining special distribution and our ordinary dividends. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, among others: (i) our expected ordinary dividends may be materially different from our estimates; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) changes in customer preferences and demand for our storage and information management services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (viii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate; (x) claims that our technology violates the intellectual property rights of a third party; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) our ability to qualify or remain qualified for taxation as a real estate investment trust ("REIT"); (xiv) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in our periodic reports, or incorporated therein. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

www.ironmountain.com Selected metric definitions are available in the appendix 2

All figures except per share and facility counts in 000s unless noted All figures in R$ unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Commentary 4 Company Profile 7 Financial Highlights 8 Components of Year-over-Year Revenue Growth 9 Guidance Summary 10 FY 2014 Results Compared with Guidance 11 Quarterly Operating Performance 12 FY 2014 Operating Performance 13 Consolidated Balance Sheets 14 Consolidated Statements of Operations 15 Reconciliation of Operating Income to Adjusted OIBDA 16 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 17 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 18 Storage Net Operating Income (NOI) 19 Global Real Estate Portfolio 20 Revenue from Rental Activities and Storage NOI per Racked Square Foot 21 Portfolio Utilization 22 Gross Book Value of Real Estate Assets 23 Service Business Detail 24 Customer Data 25 Debt Schedule 26 Capitalization 27 Lease Obligations 28 Components of Value 29 Appendix 30

Earnings Commentary 4 Reconciliation of Non-GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, (Gain) Loss on Disposal / Write-down of Property, Plant and Equipment, Net (Excluding Real Estate) and REIT Costs (Adjusted OIBDA), (2) Adjusted Earnings Per Share (Adjusted EPS), (3) Funds From Operations (FFO NAREIT), (4) FFO (Normalized), (5) Adjusted Funds From Operations (AFFO) and (6) Storage Net Operating Income. These measures do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by the Regulation G under the Securities Exchange Act of 1934, as amended, are included later in this document (see Table of Contents). Iron Mountain Fourth Quarter 2014 Financial Results – Strong Fourth Quarter Operating Performance Driven by Solid Constant Dollar Storage Rental Growth and Continued Volume Gains – – Full-year Results in Line with Guidance Prior to the Impact of Currency Translation – – 2015 Guidance Updated to Reflect Impact of Foreign Currency, while C$ Expectations are Unchanged – Total reported revenues for the quarter were $778 million, compared with $768 million in 2013, while full-year total reported revenues were $3,118 million, compared with $3,025 million in 2013. On a constant dollar (C$) basis, total revenue growth for the quarter was 4.6%, reflecting solid storage rental revenue gains of 5.2% and service revenue growth of 3.7%. For the year, C$ total revenue growth was 4.4%, driven by storage rental revenue gains of 5.4% and service revenue growth of 2.9%. Adjusted OIBDA for the quarter was $220 million, compared with $195 million in 2013, while Adjusted OIBDA for the year was $926 million, compared with $895 million in 2013. Adjusted OIBDA for 2013 included $19 million of costs associated with the company’s restructuring in the fourth quarter and $23 million for the full year. Adjusted OIBDA for 2014 included $3.5 million of restructuring costs. Adjusted EPS for the fourth quarter was $0.25 per diluted share, compared with $0.21 per diluted share in 2013, while Adjusted EPS for the year was $1.36 per diluted share, compared with $1.40 per diluted share in 2013. Adjusted EPS for the quarter and full-year 2014 reflects a structural tax rate of 14.4%, while 2013 results have been restated to reflect a structural tax rate of 15.0%, for comparability with 2014, the year in which the company’s conversion to a REIT became effective. Both 2013 and 2014 Adjusted EPS include the impacts to Adjusted OIBDA noted above. GAAP EPS for the fourth quarter of 2014 was $0.06 per share, primarily due to charges related to the early extinguishment of debt, which reduced GAAP EPS by $0.08 per share. GAAP EPS for 2014 of $1.67 per share includes net tax benefits related to the deferred tax adjustment and other taxes related to the company’s conversion to a REIT effective January 1, 2014, partially offset by incremental taxes related to foreign repatriation. Funds From Operations, or FFO (Normalized), per share was $0.52 for the quarter and $2.27 for the year. C$ total storage rental growth of 5.4% for 2014 reflected strong increases of 12.9% in the company’s International business (including 27.6% C$ growth in Emerging Markets) and storage rental growth in the North American Records and Information Management (RIM) and North American Data Management (DM) segments of 2.8% and 2.7%, respectively.

Earnings Commentary 5 In support of its strategic plan, during 2014, the company: Improved customer retention and increased positive volume growth by 0.5% in the North American Records Management (RM) business and 12.3% in the International business, supporting global Records Management net volume growth of 3.6%, Expanded revenue from Emerging Markets to 13.9% of total revenue in the quarter on a constant dollar basis, demonstrating progress toward the company’s goal to increase contribution from these markets to 16% by the end of 2016, Acquired 13 storage-related businesses and the records inventory of 14 document storage companies for total investment of approximately $189 million in 2014, with $125 million of the total consideration in emerging markets, and Expanded inventory space in the company’s underground and Boston Data Center facilities to support multiyear plan and ended year with strong commercial bookings and improved pipeline. “Our 2014 results reflect the sustainability of our storage rental business and the strong execution of our strategy to extend that durability with improved customer retention, a focus on new sales and continued volume gains,” said William L. Meaney, Iron Mountain’s president and chief executive officer. “During the fourth quarter, we made progress on key initiatives while delivering solid internal growth in both developed and emerging markets and continuing to grow our business in emerging markets. Our business fundamentals were strong and in line with our expectations, and we are pleased with our momentum moving into 2015.” Operations Review Operating performance continued to strengthen, with internal storage rental growth of 3.5% in the fourth quarter and 2.2% for the year. For 2014, internal storage rental gains in the International business were 6.3% (including 12.2% internal growth in emerging markets) and 0.3% and 2.3% in the North American RIM and North American DM segments, respectively. Foreign currency rate changes reduced reported storage rental revenue growth rates by 3.0% in the fourth quarter and 1.3% for the full year. As the company has previously noted, service revenues reflect a trend toward reduced retrieval/re-file activity and related transportation revenues, although in the North American RIM segment, the contribution from these core activities has stabilized in recent periods. Fourth quarter internal service revenue in North American RIM improved by 3.0% compared with the prior year, driven by growth in imaging revenue, higher revenue from non-recurring projects and a 9% increase in recycled paper pricing compared with the prior year. Financial Review Consolidated Adjusted OIBDA margins for the year of 29.7% included the 2013 restructuring costs noted earlier and ongoing REIT compliance costs. Adjusted OIBDA margins in the North American RIM segment remained strong at 38.5% for the year, and North American DM Adjusted OIBDA margins were 57.6%. The International business continued to deliver profitability on a portfolio basis in line with the company’s mid-20% target, with Adjusted OIBDA margins of 23.4% for the year. For 2014, real estate investment, including racking, totaled $200 million, acquisition spend was $189 million and other investments totaled $51 million. Maintenance capital expenditures were $77 million, or 2.5% of revenues for the year. The company had liquidity of more than $730 million primarily under its revolving credit facility and a net total lease adjusted leverage ratio of 5.4x at year end, as compared to a maximum allowable ratio of 6.5x.

Earnings Commentary 6 The calculation for this ratio is net debt including the capitalized value of lease obligations divided by EBITDAR as defined in the company’s credit agreement. 2015 Guidance As noted in its preliminary 2015 guidance, the company expects C$ Total Reported Revenues and Adjusted OIBDA to be generally in line with its strategic plan. Adjusted EPS and FFO (Normalized) per share are expected to grow roughly in line with growth in Adjusted OIBDA, or 1% to 5% on a C$ basis. The company has updated its guidance for reported results to reflect the impact of the strengthening dollar, and details are available on page 10.

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based, business model, yielding revenues over $3 billion per annum. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves over 155,000 customers, including more than 92% of the Fortune 1000, and no single customer accounts for more than 2% of revenues. Iron Mountain provides storage and information management services in 36 countries on five continents, storing 530 million cubic feet of records in a portfolio of approximately 1,100 facilities containing more than 67 million square feet of space. The company employs over 20,000 people.

Iron Mountain is organized as a REIT and its financial model is based on the recurring nature of its storage rental revenues and the resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, which have increased for 26 consecutive years, the company generates predictable, low volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets that are just beginning to outsource their storage of physical documents.


26 YEARS OF STORAGE RENTAL GROWTH
$1,860
2014 C$ Storage Rental Growth
5.4%
25-year Compound Annual Growth Rate
17.2%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14

Countries Served



Diversification of Total Revenue

(As of 12/31/2014)


Region
18.3%
7.9%
3.3%
70.5%
North America
Europe
Latin America
Asia Pacific
Product
16.1%
8.2%
7.5%
68.2%
Records Mgmt
Data Protection
Shredding
Other(1)

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other auxiliary services

www.ironmountain.com Selected metric definitions are available in the appendix 7

IRON MOUNTAIN®

Financial Highlights

	Q4 2013	Q4 2014	% Change	FY 2013	FY 2014	% Change
Storage Rental	$455,364	$465,401	2.2%	$1,784,721	$1,860,243	4.2%
Service	312,843	312,577	(0.1)%	1,239,902	1,257,450	1.4%
Total Revenues	**$768,207**	**$777,978**	**1.3%**	**$3,024,623**	**$3,117,693**	**3.1%**
Gross Margin	$432,126	$440,954	2.0%	$1,735,745	$1,773,057	2.1%
Gross Margin %	56.3%	56.7%	40 bps	57.4%	56.9%	-50 bps
Adjusted OIBDA	$194,920	$220,033	12.9%	$894,581	$925,797	3.5%
Adjusted OIBDA %	25.4%	28.3%	290 bps	29.6%	29.7%	10 bps
Adjusted EPS	$0.21	$0.25	19.0%	$1.40	$1.36	(2.9)%
FFO (Normalized) per Share		$0.52			$2.27	
Ordinary Dividends per Share (1)	$0.27	$0.73	n/a	$1.08	$2.02	86.6%
Special Dividends per Share (2)		$3.61			$3.61	
Weighted Average Fully-diluted Shares Outstanding	192,699	205,494	6.6%	192,412	196,749	2.3%
Storage Net Operating Income (NOI)		$381,878			$1,514,999	
Capital Expenditures (3) and Investments						
Real Estate:						
Investment (4)	$47,415	$54,254	14.4%	$135,708	$199,663	47.1%
Maintenance	34,072	26,344	(22.7)%	61,863	57,574	(6.9)%
	81,487	80,598	(1.1)%	197,571	257,237	30.2%
Non-Real Estate:						
Investment (5)	34,899	17,391	(50.2)%	68,405	50,854	(25.7)%
Maintenance	8,374	6,156	(26.5)%	22,644	19,527	(13.8)%
	43,273	23,547	(45.6)%	91,049	70,381	(22.7)%
Business and Customer Acquisitions (6)	218,048	61,610	(71.7)%	346,140	153,805	(55.6)%
Total Capital Expenditures and Investments	**$342,808**	**$165,755**	**(51.6)%**	**$634,760**	**$481,423**	**(24.2)%**

(1) Ordinary dividends per share for Q4 2014 and FY 2014 include a "catch-up" distribution of $0.255 per share or $53 million in total. The board declared a catch-up dividend because dividends in the first half of the year were declared and paid before the board had determined that we could elect REIT status effective January 1, 2014 and were lower than they otherwise would have been if the final determination to elect REIT status effective January 1, 2014 had been made prior to such distributions. The catch-up dividend brings the aggregate amount of ordinary distributions paid in 2014 to approximately $400 million.
(2) Based on the payment date of November 4, 2014; declaration date was September 15, 2014
(3) Excludes $5.1 million of CapEx in FY 2014 related to the company's REIT conversion
(4) Includes Land, Buildings, Improvements, and Racking Structures
(5) Includes CapEx related to service-related businesses, as well as corporate overhead support and office outfitting
(6) Includes the sale of a stake in Iron Mountain India and the sale of the International Shredding Operations (in December 2014, the company divested operations in Australia, Ireland, and the United Kingdom).

www.ironmountain.com Selected metric definitions are available in the appendix 8

Components of Year-over-Year Revenue Growth 9 Net Volume Growth Rate Records Management Volume Growth Q4-14 3.6% -1.9% -4.4% 5.9% 2.2% 1.7% Q3-14 5.5% -1.9% -4.5% 6.1% 2.1% 3.7% Q2-14 7.6% -2.0% -4.7% 6.1% 2.2% 5.9% Q1-14 6.7% -2.3% -4.5% 6.2% 2.1% 5.2% Q4-13 5.8% -2.5% -4.6% 6.3% 2.1% 4.5% Q3-13 3.2% -2.6% -4.6% 6.3% 2.0% 2.1% Q2-13 1.4% -2.6% -4.6% 6.3% 1.9% 0.3% Q1-13 2.6% -2.7% -4.7% 6.6% 1.9% 1.5% Outperm/Terms New Volume from Existing Customers Destructions New Sales Business & Customer Acquisitions Revenue Growth Rates Reported 2.2% (0.1)% 1.3% 4.2% 1.4% 3.1% Less: Impact of FX Rate Changes and Adjustments (3.0)% (3.8)% (3.3)% (1.2)% (1.5)% (1.3)% Constant Currency 5.2% 3.7% 4.6% 5.4% 2.9% 4.4% Less: Impact of Acquisitions and Dispositions 1.7% 1.4% 1.6% 3.2% 3.6% 3.4% Internal Growth Rate 3.5% 2.3% 3.0% 2.2% (0.7)% 1.0% Service Revenue Total Revenue Q4 2014 FY 2014 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue

Guidance Summary 10 Financial Performance Outlook (1) YOY growth compared to 2014 constant dollar (C$) budget rates; includes 0% - 2% internal revenue growth (2) Assumes 212 million shares outstanding (3) AFFO (New Definition) is defined in the appendix (page 30) and further adjusts for Non-Real Estate Investment $MM 2015 Guidance C$ YOY Growth 2015 Guidance C$ YOY Growth Operating Performance Revenue $3,030 - $3,150 1% - 5% (1) $3,135 - $3,290 1% - 5% (1) Adjusted OIBDA $905 - $945 1% - 5% (1) $945 - $985 2% - 5% (1) Adjusted EPS – Fully Diluted $1.15 - $1.30 (2) $1.23 - $1.38 FFO (Normalized) $425 - $465 $440 - $480 FFO (Normalized) per share $2.00 - $2.20 (2) $2.12 - $2.28 AFFO (Old Definition) $550 - $590 $570 - $610 AFFO (New Definition) (3) $480 - $520 n/a Capital Allocation Total Capital and Investments (excluding Dividends) $550 - $650 $550 - $650 Real Estate Investment $230 - $270 $240 - $280 Maintenance CapEx $70 - $90 $80 - $100 Non-Real Estate Investment $70 - $90 $40 - $60 Business and Customer Acquisitions $150 - $250 $150 - $250 As of December 31, 2014 As of September 30, 2014

IRON MOUNTAIN®

FY 2014 Results Compared with Guidance

$MM	FY 2014 Results R$	% Growth R$	% Growth C$	FY 2014 Guidance R$ as of 9/30/2014	% Growth C$
Operating Performance					
Revenue	$3,118	3.1%	4.4%	$3,100 - $3,150	1% - 5%
Adjusted OIBDA [1]	$926	3.5%	4.7%	$925 - $945	2% - 5%
Adjusted EPS – Fully Diluted	$1.36			$1.33 - $1.44	
FFO (NAREIT)	$502				
FFO (NAREIT) per share	$2.55				
FFO (Normalized)	$447			$435 - $465	
FFO (Normalized) per share	$2.27			$2.21 - $2.46	
AFFO	$578			$555 - $595	
Capital Allocation					
Ordinary Dividends	$401			$400	
Total Capital and Investments (excluding Dividends)	$517			$540	
Real Estate Investment [2]	$200			$190 - $210	
Maintenance CapEx [3]	$77			$80 - $100	
Non-Real Estate Investment [4]	$51			$45 - $55	
Business and Customer Acquisitions [5]	$189			$190 - $200	

(1) Adjusted OIBDA for FY 2014 includes $3.5 million of restructuring charges and $23 million for FY 2013
(2) Includes Data Center construction costs of $35.2 million
(3) Includes real estate and non-real estate maintenance
(4) Includes ~$7 million related to the relocation of the company's corporate headquarters
(5) Includes the purchase of records inventory of 14 document storage companies; does not reflect the sale of a stake of Iron Mountain India nor the sale of the International Shredding Operations (in December 2014, the company divested operations in Australia, Ireland, and the United Kingdom).

www.ironmountain.com Selected metric definitions are available in the appendix 11

IRON MOUNTAIN®
Quarterly Operating Performance

	Q4 Results(1)		% Growth				
	Q4 2013	Q4 2014	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$267,285	$269,611	0.9%	(0.8)%	1.7%	0.8%	0.9%
Service Revenue	174,896	177,068	1.3%	(1.1)%	2.4%	(0.6)%	3.0%
Total Revenue	$442,181	$446,679	1.0%	(1.0)%	2.0%	0.2%	1.8%
Adjusted OIBDA	146,301	171,793					
Adjusted OIBDA Margin %	33.1%	38.5%					
NA Data Management							
Storage Revenue	$60,516	$63,593	5.1%	(0.6)%	5.7%	(0.4)%	6.1%
Service Revenue	37,349	35,604	(4.7)%	(0.5)%	(4.2)%	(0.1)%	(4.1)%
Total Revenue	$97,865	$99,197	1.4%	(0.5)%	1.9%	(0.3)%	2.2%
Adjusted OIBDA	55,022	57,009					
Adjusted OIBDA Margin %	56.2%	57.5%					
International							
Storage Revenue	$124,667	$128,891	3.4%	(8.8)%	12.2%	4.7%	7.5%
Service Revenue	100,243	99,469	(0.8)%	(9.7)%	8.9%	5.2%	3.7%
Total Revenue	$224,910	$228,360	1.5%	(9.2)%	10.7%	4.8%	5.9%
Adjusted OIBDA	49,534	45,634					
Adjusted OIBDA Margin %	22.0%	20.0%					
Corporate and Other							
Storage Revenue	$2,896	$3,305	14.1%	0.0%	14.1%	0.0%	14.1%
Service Revenue	355	437	23.1%	0.0%	23.1%	0.0%	23.1%
Total Revenue	$3,251	$3,742	15.1%	0.0%	15.1%	0.0%	15.1%
Adjusted OIBDA	(55,937)	(54,403)					

(1) Excludes certain costs and expenditures associated with the company's conversion to a REIT

www.ironmountain.com
Selected metric definitions are available in the appendix
12

IRON MOUNTAIN®

FY 2014 Operating Performance

	FY Results(1)		% Growth				
	FY 2013	FY 2014	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$1,057,126	$1,080,013	2.2%	(0.6)%	2.8%	2.5%	0.3%
Service Revenue	712,107	715,348	0.5%	(0.9)%	1.4%	1.9%	(0.5)%
Total Revenue	$1,769,233	$1,795,361	1.5%	(0.8)%	2.3%	2.3%	0.0%
Adjusted OIBDA	645,575	690,419					
Adjusted OIBDA Margin %	36.5%	38.5%					
NA Data Management							
Storage Revenue	$241,772	$247,017	2.2%	(0.5)%	2.7%	0.4%	2.3%
Service Revenue	154,747	143,190	(7.5)%	(0.5)%	(7.0)%	0.5%	(7.5)%
Total Revenue	$396,519	$390,207	(1.6)%	(0.5)%	(1.1)%	0.4%	(1.5)%
Adjusted OIBDA	235,380	224,696					
Adjusted OIBDA Margin %	59.4%	57.6%					
International							
Storage Revenue	$473,723	$521,127	10.0%	(2.9)%	12.9%	6.6%	6.3%
Service Revenue	371,876	397,418	6.9%	(3.0)%	9.9%	7.9%	2.0%
Total Revenue	$845,599	$918,545	8.6%	(2.9)%	11.5%	7.0%	4.5%
Adjusted OIBDA	206,003	214,891					
Adjusted OIBDA Margin %	24.4%	23.4%					
Corporate and Other							
Storage Revenue	$12,100	$12,086	(0.1)%	0.0%	(0.1)%	0.0%	(0.1)%
Service Revenue	1,172	1,494	27.5%	0.0%	27.5%	0.0%	27.5%
Total Revenue	$13,272	$13,580	2.3%	0.0%	2.3%	0.0%	2.3%
Adjusted OIBDA	(192,377)	(204,209)					

(1) Excludes certain costs and expenditures associated with the company's conversion to a REIT

www.ironmountain.com Selected metric definitions are available in the appendix 13

Consolidated Balance Sheets 14 ASSETS 12/31/2013 12/31/2014 Current Assets: Cash and Cash Equivalents $120,526 $125,933 Restricted Cash 33,860 33,860 Accounts Receivable, Net 616,797 604,265 Other Current Assets 162,424 153,661 Total Current Assets 933,607 917,719 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,631,067 4,668,705 Less: Accumulated Depreciation (2,052,807) (2,117,978) Property, Plant and Equipment, Net 2,578,260 2,550,727 Other Assets, Net: Goodwill 2,463,352 2,423,783 Other Non-Current Assets, Net: 677,786 678,113 Total Other Assets, Net 3,141,138 3,101,896 Total Assets $6,653,005 $6,570,342 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-Term Debt $52,583 $52,095 Other Current Liabilities 916,518 804,641 Total Current Liabilities 969,101 856,736 Long-Term Debt, Net of Current Portion 4,119,139 4,611,436 Other Long-term Liabilities 513,031 232,215 Total Long-term Liabilities 4,632,170 4,843,651 Total Liabilities $5,601,271 $5,700,387 Equity Total Stockholders' Equity $1,041,238 $856,355 Noncontrolling Interests 10,496 13,600 Total Equity 1,051,734 869,955 Total Liabilities and Equity $6,653,005 $6,570,342

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q4 2013	Q4 2014	% Change	FY 2013	FY 2014	% Change
Revenues:						
Storage Rental	$455,364	$465,401	2.2%	$1,784,721	$1,860,243	4.2%
Service	312,843	312,577	(0.1)%	1,239,902	1,257,450	1.4%
Total Revenues	**$768,207**	**$777,978**	**1.3%**	**$3,024,623**	**$3,117,693**	**3.1%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)	$336,081	$337,024	0.3%	$1,288,878	$1,344,636	4.3%
Selling, General and Administrative	250,844	224,648	(10.4)%	924,031	869,572	(5.9)%
Depreciation and Amortization	83,249	88,575	6.4%	322,037	353,143	9.7%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	958	(164)	(117.1)%	430	1,065	n/a
Total Operating Expenses	**$671,132**	**$650,083**	**(3.1)%**	**$2,535,376**	**$2,568,416**	**1.3%**
Operating Income (Loss)	**$97,075**	**$127,895**	**31.7%**	**$489,247**	**$549,277**	**12.3%**
Interest Expense, Net	63,518	72,984	14.9%	254,174	260,717	2.6%
Other Expense (Income), Net	11,235	42,200	n/a	75,202	65,187	(13.3)%
Income (Loss) from Continuing Operations before Provision (Benefit) for Income Taxes and (Gain) Loss on Sale of Real Estate	22,322	12,711	(43.1)%	159,871	223,373	39.7%
Provision (Benefit) for Income Taxes	(26,017)	876	(103.4)%	62,127	(97,275)	n/a
(Gain) Loss from Sale of Real Estate, Net of Tax	-	(839)	0.0%	(1,417)	(8,307)	n/a
Income (Loss) from Continuing Operations	48,339	12,674	(73.8)%	99,161	328,955	n/a
Income (Loss) from Discontinued Operations, Net of Tax	(684)	729	n/a	831	(209)	n/a
Net Income (Loss)	47,655	13,403	(71.9)%	99,992	328,746	n/a
Less: Net Income (Loss) Attributable to Noncontrolling Interests	596	654	9.7%	3,530	2,627	(25.6)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$47,059**	**$12,749**	**(72.9)%**	**$96,462**	**$326,119**	**n/a**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.25	$0.06	(76.0)%	$0.52	$1.68	n/a
Total Income (Loss) from Discontinued Operations	-	-	0.0%	-	-	0.0%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.25**	**$0.06**	**(76.0)%**	**$0.51**	**$1.67**	**n/a**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.25	$0.06	(76.0)%	$0.52	$1.67	n/a
Total (Loss) Income from Discontinued Operations	-	-	0.0%	-	-	0.0%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.24**	**$0.06**	**(75.0)%**	**$0.50**	**$1.66**	**n/a**
Weighted Average Common Shares Outstanding - Basic	191,606	203,489	6.2%	190,994	195,278	2.2%
Weighted Average Common Shares Outstanding - Diluted	192,699	205,494	6.6%	192,412	196,749	2.3%

www.ironmountain.com Selected metric definitions are available in the appendix 15

IRON MOUNTAIN®

Reconciliation of Operating Income to Adjusted OIBDA

	Q4 2013	Q4 2014	% Change	FY 2013	FY 2014	% Change
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$47,059**	**$12,749**	**(72.9)%**	**$96,462**	**$326,119**	**n/a**
Add:						
Net Income (Loss) Attributable to Noncontrolling Interests	596	654	9.7%	3,530	2,627	(25.6)%
Loss (Income) from Discontinued Operations, Net of Tax	684	(729)	n/a	(831)	209	n/a
(Gain) Loss from Disposition of Real Estate, Net of Tax	-	(839)	0.0%	(1,417)	(8,307)	n/a
Provision (Benefit) for Income Taxes	(26,017)	876	(103.4)%	62,127	(97,275)	n/a
FX (Gains) Losses[1]	13,660	32,726	n/a	36,203	58,318	61.1%
Other (Income) Expense[2]	(2,425)	9,473	n/a	38,999	6,869	(82.4)%
Interest Expense, Net	63,518	72,984	14.9%	254,174	260,717	2.6%
Operating Income (Loss)	**$97,075**	**$127,894**	**31.7%**	**$489,247**	**$549,277**	**12.3%**
Depreciation and Amortization	83,249	88,575	6.4%	322,037	353,143	9.7%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	958	(164)	(117.1)%	430	1,065	n/a
REIT Costs	13,638	3,728	(72.7)%	82,867	22,312	(73.1)%
Adjusted OIBDA	**$194,920**	**$220,033**	**12.9%**	**$894,581**	**$925,797**	**3.5%**

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses; FY 2013 includes $44 million loss on extinguishment of debt and FY 2014 includes $16 million

www.ironmountain.com Selected metric definitions are available in the appendix 16

17 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share(1) (1) The Adjusted EPS for the three and twelve months ended December 31, 2013 has been restated to reflect a structural tax rate of approximately 15% for comparability with 2014, the year in which the company’s conversion to a REIT became effective. The Adjusted EPS for the three and twelve months ended December 31, 2014 reflects a structural tax rate of approximately 14.4%. Q4 2013 Q4 2014 % Change FY 2013 FY 2014 % Change Reported EPS - Fully Diluted from Continuing Operations $0.25 $0.06 (76.0)% $0.52 $1.67 n/a Add: Gain (Loss) on Disposal/Write-Down of PP&E (excluding Real Estate), Net - - 0.0% - 0.01 0.0% REIT Costs 0.07 0.02 (71.4)% 0.43 0.11 (74.4)% Other (Income) Expense, Net 0.06 0.21 n/a 0.39 0.33 (15.4)% Gain (Loss) from Disposition of Real Estate, Net of Tax - - 0.0% (0.01) (0.04) n/a Tax Impact of Reconciling Items and Discrete Tax Items (0.17) (0.04) (76.5)% 0.07 (0.72) n/a Adjusted EPS - Fully Diluted from Continuing Operations $0.21 $0.25 19.0% $1.40 $1.36 (2.9)%

18 Reconciliation of Net Income Attributable to IRM to FFO & AFFO (1) Includes realized and unrealized FX (gains) losses (2) Excludes realized and unrealized FX (gains) losses (3) Includes repatriation, recapture (including amended return impact) and other current tax expenses; excludes normalized cash tax expense of $(3,079) in Q4 2014 and $46,879 in FY 2014 (4) Includes deferred financing charges (5) Represents total maintenance capital expenditures, including maintenance capital expenditures related to real estate and non-real estate assets; includes REIT-related costs Q4 2014 FY 2014 Net Income Attributable to Iron Mountain $12,749 $326,119 Add: Real Estate Depreciation 46,427 184,170 (Gain) Loss from Disposition of Real Estate, Net of Tax (839) (8,307) FFO (NAREIT) $58,337 $501,982 Add: (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net (164) 1,065 FX (Gains) Losses (1) 32,726 58,318 Other (Income) Expense (2) 9,473 6,869 Deferred Taxes and Current REIT Tax Adjustments (3) 3,955 (144,154) Income (Loss) from Discontinued Operations, Net of Tax (729) 209 REIT Costs 3,728 22,312 FFO (Normalized) $107,326 $446,601 Add: Non-Real Estate Depreciation 30,254 120,387 Amortization Expense (4) 14,368 56,595 Non-Cash Rent Expense (Income) (1,414) 1,405 Non-Cash Equity Compensation Expense (Income) 6,495 29,624 Less: Maintenance CapEx (5) 32,500 77,101 AFFO $124,529 $577,511 Per Share Amounts (Fully Diluted Shares) FFO (NAREIT) $0.28 $2.55 FFO (Normalized) $0.52 $2.27

IRON MOUNTAIN®

Storage Net Operating Income (NOI)

	Q4 2014	FY 2014
Revenue from Storage Rental Activities		
Records Management	$369,650	$1,484,843
Data Protection	76,305	300,164
Other[(1)]	19,446	75,236
Total Storage Rental	465,401	1,860,243
Terminations/Permanent Withdrawal Fees	5,864	23,740
Total Revenue from Storage Rental Activities	**$471,265**	**$1,883,982**
Less: Storage Rental Costs		
Facility Costs[(2)]	103,842	412,788
Less: Storage Rent	53,274	205,904
Adjusted Facility Costs	50,568	206,884
Storage Rental Labor	2,192	6,391
Other Storage Rental Costs	3,754	16,083
Allocated Overhead[(3)]	32,873	139,625
Total Storage Rental Costs	**$89,387**	**$368,983**
Storage Net Operating Income	**$381,878**	**$1,514,999**
Storage Net Operating Income Margin	81.0%	80.4%

Effective July 1, 2013, in preparation for electing REIT status, we established taxable REIT subsidiaries ("TRSs") in our identified REIT countries and transferred the designation of employees who perform services in our warehouses and were previously categorized as storage-related. The transfer of these employees in REIT countries resulted in a shift of labor expenses previously categorized as storage rental labor to services labor. We expect to transfer additional storage rental labor costs in the future as we establish TRS service entities in future REIT countries.

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Entertainment Services and other auxiliary services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 19

IRON MOUNTAIN®

Global Real Estate Portfolio(1)

As of 9/30/2014 Adjusted(2)

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**178**	**19,753**	**489**	**29,942**	**667**	**49,696**
Europe	48	2,521	204	7,568	252	10,088
Latin America	27	1,551	69	3,679	96	5,230
Asia Pacific	2	51	69	2,201	71	2,252
International	**77**	**4,123**	**342**	**13,447**	**419**	**17,570**
Total	**255**	**23,876**	**831**	**43,389**	**1,086**	**67,266**

Q4 2014 Additions & Expansions

	Owned Facilities		Leased Facilities(3)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**-**	**-**	**14**	**680**	**14**	**680**
Europe	1	4	6	192	7	197
Latin America	-	-	5	309	5	309
Asia Pacific	-	-	2	28	2	28
International	**1**	**4**	**13**	**529**	**14**	**533**
Total	**1**	**4**	**27**	**1,209**	**28**	**1,213**

Q4 2014 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**(1)**	**(15)**	**(7)**	**(224)**	**(8)**	**(238)**
Europe	-	-	(9)	(99)	(9)	(99)
Latin America	-	-	(1)	(318)	(1)	(318)
Asia Pacific	-	-	(2)	(63)	(2)	(63)
International	**-**	**-**	**(12)**	**(480)**	**(12)**	**(480)**
Total	**(1)**	**(15)**	**(19)**	**(703)**	**(20)**	**(718)**

As of 12/31/2014

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	**177**	**19,739**	**496**	**30,399**	**673**	**50,137**
Europe	49	2,525	201	7,661	250	10,186
Latin America	27	1,551	73	3,670	100	5,221
Asia Pacific	2	51	69	2,165	71	2,216
International	**78**	**4,127**	**343**	**13,496**	**421**	**17,624**
Total	**255**	**23,866**	**839**	**43,895**	**1,094**	**67,761**
Total %	**23.3%**	**35.2%**	**76.7%**	**64.8%**		

(1) Includes all real estate held in joint ventures
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings
(3) Out of the 27 leased buildings additions and expansions, 22 were the result of acquiring leases in acquisitions

www.ironmountain.com Selected metric definitions are available in the appendix 20

IRON MOUNTAIN®

Revenue from Rental Activities and Storage NOI per Racked Square Foot

Square Footage by Region[(1)]

	As of December 31, 2014				
	North America	Europe	Latin America	Asia Pacific	Total
Records Management Racked Space	38,715	6,832	3,618	1,365	50,530
Data Protection Racked Space	727	127	44	22	920
Other[(2)]	10,695	3,227	1,559	829	16,311
Total	50,137	10,186	5,221	2,216	67,761

Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot[(3)]

	Q4 2014 Annualized		FY 2014	
	Revenue	NOI	Revenue	NOI
North America				
Records Management $ per Sq Ft	$27.28	$22.47	$27.34	$22.18
Data Protection $ per Sq Ft	$328.42	$294.55	$318.98	$284.14
Europe	$45.13	$36.10	$46.42	$37.83
Latin America	$39.57	$33.51	$38.67	$33.39
Asia Pacific	$38.43	$30.25	$38.74	$30.93
Total	$34.67	$28.70	$34.69	$28.57

(1) Square footage by region for the fourth quarter reflects a storage rental reclassification of 3 million square feet from Records Management to Other
(2) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities
(3) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services and other auxiliary services

www.ironmountain.com Selected metric definitions are available in the appendix 21

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 12/31/2014 550 500 450 400 50 0 +13.4% Total IRM 378 +4.4% +1.5% +13.3% +9.9% 530 507 Asia Pacific Latin America Europe North America 384 650 600 550 500 100 450 50 0 Total IRM 636 580 83% 91% Asia Pacific 19 17 83% 94% Latin America 53 48 80% 89% Europe 112 95 78% 92% North America 452 420 85% 91% Q4 2014 Total Potential Building Capacity Q4 2014 Total Installed Racking Capacity Capacity and Utilization(2) (%) 0 80 10 70 60 +0.9% +3.4% +8.6% +74.7% +14.3% Total IRM 76 74 Asia Pacific Latin America Europe North America 60 60 10 0 110 120 100 90 80 20 3 1 48% 89% Latin America 43% 66% North America 80 72 75% 84% 6 70% 77% Europe 23 15 7 Total IRM 112 94 68% 81% Asia Pacific Data Protection Storage Portfolio (DPUs MM) As of 12/31/2014 Q4 2013 Q3 2014 Q2 2014 Q4 2014 Q1 2014 (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 9 (2) Iron Mountain operates its storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency 22 Units Stored(1) 14 37 77 16 42 88 1 4 9 1 5 10

Gross Book Value of Real Estate Assets 23 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software Real Estate Assets Storage Operations Land $197,927 Buildings & Building Improvements 1,393,479 Leasehold Improvements 432,242 Racking 1,453,372 Construction In Progress 121,864 Total Storage Gross Book Value $3,598,884 Service Operations Land $7,536 Buildings & Building Improvements 15,851 Leasehold Improvements 34,935 Racking 106,011 Construction In Progress 9,024 Total Service Gross Book Value $173,357 Total Real Estate Gross Book Value $3,772,241 Non-Real Estate Assets All Other Non-Real Estate Assets Gross Book Value (1) 896,463 Total PP&E Gross Book Value $4,668,705 As of 12/31/2014

Service Business Detail 24 (1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services and other auxiliary services Q4 2014 FY 2014 Service Operations Revenue by Product Line Records Management $161,796 $642,372 Data Protection 48,552 200,588 Shredding 62,202 256,579 Other (1) 40,028 157,911 Total Service Revenue $312,577 $1,257,450 Q4 2014 FY 2014 Service Revenues $312,577 $1,257,450 Less: Terminations / Permanent Withdrawals 5,864 23,740 Adjusted Service Revenue $306,713 $1,233,710 Service Expenses 227,237 909,375 Allocated Overhead 25,358 108,070 Total Service Adjusted OIBDA $54,118 $216,266 Total Service Adjusted OIBDA % 17.6% 17.5% Service Rent 1,424 8,318 Total Service Adjusted OIBDAR $55,542 $224,583 Total Service Adjusted OIBDAR % 18.1% 18.2%

Customer Data 25 (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue Federal Healthcare Financial Legal Insurance Life Sciences Energy Business Services 36% Other 19% 3% 9% 16% 8% 4% 4% 3% North America FY 2014 Revenue by Vertical Iron Mountain provides storage and information management services to more than 155,000 customers in 36 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes more than 92% of the Fortune 1000. No single customer represents more than 2% of revenues and our Top 20 customers have historically represented between 6% to 7% of consolidated revenues. Customer retention is consistently high with annual losses between 2% to 3% (on a volume basis), attributable to customer terminations. (1) FY 2014 FY 2013 FY 2012 FY 2011 Customer Quality Metrics Volume Retention Rate (RM Global) 93.7% 92.9% 92.7% 92.6% Bad Debt Expense as a % of Consolidated Revenues 0.5% 0.4% 0.3% 0.3% Turnover Expenditures (Storage Only) Q4 2014 FY 2014 Sales, Marketing & Account Management 32,388 127,408 Customer Acquisition Costs 8,600 34,447

Debt Schedule 26 (1) Includes $10 million of letters of credit and $3 million related to variances in FX rates (2) $306 million of the 8.375% bonds were called in December 2014 financed by the revolver Thereafter 2024 2023 2022 2021 $1,147 2020 2019 2018 $1,000 2017 2016 2015 2014 $600 $623 $279 $400 $310 Floating Rate Debt Fixed Rate Debt 74% 26% Senior & Subordinated Fixed vs. Floating Rate Debt Senior & Subordinated Debt Maturity Schedule ($MM) Fixed Rate Debt Floating Rate Debt 1 (1) (2) S&P Moody's Corporate B+ Ba3 Senior BB Ba2 Subordinated B- B2 Unsecured B+ Ba2 Credit Ratings

IRON MOUNTAIN®

Capitalization

Senior Unsecured and Senior Subordinated Notes							
Type of Note	Subordinated	Subordinated	Unsecured	Subordinated	Unsecured	Unsecured	Subordinated
Issuance Date	1/15/07	9/20/11	8/13/13	8/10/09	9/18/14	8/13/13	8/7/12
Denomination	EUR	USD	CAD	USD	GBP	USD	USD
Original Principal Amount (FX Rate on Issue Date)	$329,792	$400,000	$193,720	$550,000	$654,960	$600,000	$1,000,000
Exchange Rate at 12/31/14	1.2143	1.0000	0.8621	1.0000	1.5574	1.0000	1.0000
Principal Amount at 12/31/14	$309,634	$400,000	$172,420	$106,250	$622,960	$600,000	$1,000,000
Yield (on Issue Date)	6.750%	7.750%	6.125%	8.375%	6.125%	6.000%	5.750%
Maturity Date	10/15/18	10/1/19	8/15/21	8/15/21	9/15/22	8/15/23	8/15/24
Current Call Price	100.000	107.750	N/A	104.188	N/A	N/A	N/A
Next Call Date	10/15/14	10/1/15	8/15/17	8/15/15	9/15/17	10/15/18	8/15/17
Next Call Price	100.000	103.875	103.063	102.792	104.594	103.000	102.875

Revolving Credit Facility Debt Covenant Analysis

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.5x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.4x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.6x


Net Lease Adjusted Leverage Ratio
6.0
5.0
4.0
0.0
4.7x
5.0x
5.4x
2012
2013
2014

Revolving Credit Facility (as of 12/31/2014)	
Capacity	$1,749,375
Outstanding	$1,136,117
Letters of Credit	$10,403
Remaining Capacity	$602,855
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.68%
Maturity Date	6/27/16

Total Market Capitalization	
# of Shares Outstanding at 12/31/2014	209,819
Share Price at 12/31/2014	$38.66
Total Equity Value	$8,111,595
Total Debt, Net of Cash(1)	$4,537,598
Total Market Capitalization	**$12,649,193**
Net Debt to Total Market Capitalization	**36%**
Adj. OIBDA to Interest Expense	**3.0x**
Total Market Capitalization to Adjusted OIBDA	**13.7x**

Total Debt Weighted Average Rates (as of 12/31/2014)	
Interest	5.6%
Maturity	5.9 years

(1) Debt net of cash is calculated as total debt, including: total senior and subordinated notes of $4,359 million, capital leases of $203 million, other long-term debt of $65 million, and short-term portion of long-term debt of $52 million, less cash and cash equivalents of $126 million. Debt net of cash excludes letters of credit of $10 million, non-compete liabilities of $2 million and FX related variances of $3 million.

www.ironmountain.com

Selected metric definitions are available in the appendix

27

Lease Obligations(1) (1) Includes capital and operating lease obligations Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.6 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.4 years 2026 0.1% 2025 2.3% 2024 3.5% 2023 5.4% 2022 4.9% 2021 8.5% 2020 7.2% 2019 13.5% 2018 11.9% 2017 11.8% 2016 12.9% 2015 9.0% Thereafter 9.0% 57.2% Thereafter 2026 4.3% 2025 2.4% 2024 3.5% 2023 2.0% 2022 2.2% 2021 5.0% 2020 4.6% 2019 4.2% 2018 3.1% 2017 2.8% 2016 3.4% 2015 5.4% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 28

Components of Value 29 (1) Trailing four quarter prior to rental expense (2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses (3) Includes Storage and Service Components Annualized NOI $ North America Records Management 869,853 Data Protection 214,223 Other 30,149 Europe 252,978 Latin America 118,756 Asia Pacific 41,551 Total Portfolio Storage NOI $1,527,509 Service Adjusted OIBDAR (1) 224,583 Balance at 12/31/2014 Cash, Cash Equivalents & Other Tangible Assets (2) 917,719 Building & Racking Investment 115,922 Business and Customer Acquisition Consideration 153,805 Less: Debt, Gross Book Value 4,663,531 Non-Controlling Interests 13,600 Annualized Rental Expense (3) 218,791 Estimated Tax Liability 7,627 Components of Overhead Total overhead costs have been allocated as follows: Q4 2014 FY 2014 Storage $32,873 $139,625 Service 25,358 108,070 Corporate 112,276 408,346 Sales, Marketing, & Account Management 54,142 213,531 Total Overhead $224,648 $869,572

Appendix 30 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net, and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA provides our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Appendix Non-GAAP Measures (continued) Funds From Operations, or FFO (NAREIT), and FFO (Normalized) FFO is a non-GAAP financial measure commonly used in the REIT industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets. FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 31

Appendix Definitions Building Investment – The cumulative sum of investment to date for all approved building projects in progress. Business Segments North American Records and Information Management Business (“RIM”) — Storage and information management services throughout the United States and Canada, including the storage of paper documents, as well as other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers ("Records Management"); information destruction services ("Destruction"); Document Management Services; Fulfillment Services; and Intellectual Property Management. North American Data Management Business (“DM”) — The storage and rotation of backup computer media as part of corporate disaster recovery plans throughout the United States and Canada, including service and courier operations ("Data Protection & Recovery"); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients. International Business — Storage and information management services throughout Europe, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery, Destruction and DMS. Our European operations provide Records Management, Data Protection & Recovery and DMS throughout Europe, and Destruction services are primarily provided in the United Kingdom and Ireland. Our Latin America operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Australia, with Records Management and Data Protection & Recovery services also provided in certain cities in India, Singapore, Hong Kong-SAR and China. Corporate and Other — Consists of our data center business in the United States, the primary product offering of our Emerging Businesses segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Corporate and Other also includes non-cash equity compensation expense associated with all employee stock-based awards. 32

Appendix 33 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – These expenditures are primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies. Maintenance – These expenditures are primarily related to the purchase or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate: Investment – These expenditures support either (i) the growth of our business and/or increase our profitability by investing in either supporting assets such as carton storage systems, tape storage systems and containers, shredding plants and bins, and technology service storage and processing capacity, or (ii) they are directly related to the development of new products or services in support of our integrated value proposition and enhancements that support our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements.

Appendix 34 Definitions (continued) Capital Expenditures Non-Real Estate (continued) Maintenance – These expenditures are primarily related to the purchase or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2013 results at the 2014 constant dollar budget rates. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth.

Appendix 35 Definitions (continued) Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Investment – The cumulative sum of investment to date for all approved racking projects in progress. REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a Qualified REIT Subsidiary and Taxable REIT Subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Spain, United Kingdom and the United States. Regional NOI / CF or DPU – The average expected NOI for a specific region (NA, Europe, Latin America, Asia Pac) and product (Records Management or Data Protection). Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.